Exhibit 99.1

SANUWAVE Announces Record Quarterly Revenues: Q3 FY2024 Financial Results

Q3 2024 revenues were $9.4 million, up 89% from Q3 2023. This was an all-time quarterly record for the Company.

Q3 2024 gross margin was 75.5%, vs 71.5% in Q3 2023

GAAP Operating Income was $2.0 million

Company provides guidance for revenue growth of 40-50% for Q4 2024 versus Q4 2023

EDEN PRAIRIE, MN, November 8, 2024 (GLOBE NEWSWIRE) -- SANUWAVE Health, Inc. (the "Company" or "Sanuwave”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months ended September 30, 2024.

Q3 2024 ended September 30, 2024

•Revenue for the three months ended September 30, 2024, totaled $9.4 million, an increase of 89%, as compared to $5.0 million for the same period of 2023. This growth is greater than the previously provided guidance for a 65 – 75% increase.
•124 UltraMist® systems were sold in Q3 2024 up from 55 in Q3 2023 and from 72 in Q2 2024.
•UltraMist® consumables revenue increased by 75% to $5.4 million (58% of revenues) in Q3 2024, versus $3.1 million for the same quarter last year. UltraMIST systems and consumables remained the primary revenue growth driver and continued to represent over 97% of SANUWAVE’s overall revenues in Q3 2024.
•Gross margin as a percentage of revenue amounted to 75.5% for the three months ended September 30, 2024, versus 71.5% for the same period last year.
•For the three months ended September 30, 2024, operating income totaled $2.0 million, an increase of $2.5 million compared to Q3 2023 as a result of the Company’s continued efforts to drive profitable growth and manage expenses.
•Net loss for the third quarter of 2024 was $20.7 million, driven predominantly by the change in the fair value of derivative liabilities. This compares to a net loss of $23.7 million in the third quarter of 2023. Net loss year to date was $18.6 million versus a net loss of $44.0 million in the nine months ended September 30, 2023.
•Adjusted EBITDA [1] for the three months ended September 30, 2024, was $2.1 million versus Adjusted EBITDA of $(0.3) million for the same period last year, an improvement of $2.4 million. Year to date Adjusted EBITDA was $3.5 million versus a loss of $1.8 million in the prior year period.

“The third quarter showed acceleration in revenue growth rate from the first half of the year with growth of 89% year on year (and 31% sequentially) leading the company to a growth rate of 68% for the first nine months of 2024 as compared to the same period in 2023,” said Morgan Frank, CEO. “Obviously, we’re very pleased with these results, especially to have achieved operating income and Adjusted EBITDA positivity again this quarter and, for the first time, became cash generative from operations even after cash interest expense. We have begun to gain traction with some larger customers and our sales funnel remains the most promising it has ever been. As we look to the fourth quarter, we will seek to build on this progress as we continue to hire additional sales and commercial staff. We expect to experience a bit of a “pigs through a python” scenario for us over the coming months and quarters, as large orders move the needle on revenues in significant and variable fashion, but we anticipate finishing 2024 strongly as a breakout year for Sanuwave.”

Financial Outlook

The Company forecasts Q4 2024 revenue of $9.7 to $10.5 million (40-50% increase from Q4 2023) and therefore for revenues for 2024 as a whole to be in excess of $32 million (an increase of 57% vs full year 2023).
The Company forecasts Q4 gross margin as a percentage of revenue to remain in the mid-70s.

Subsequent to quarter end, the Company effected a 1-for-375 reverse stock split on October 18, 2024, completed its note and warrant exchange, and raised $10.3 million in a private placement, simplifying the Company’s capital structure and leaving it with approximately 8.5 million shares outstanding. Details of this transaction can be found on the Sanuwave website https://sanuwave.com/investors/press-release-details?newsId=OxzYFl0t620enXp1VyUG or in its filings with the SEC.

As previously announced, a business update will occur via conference call on November 8, 2024 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at

http://www.sanuwave.com/investors

Telephone access to the call will be available by dialing the following numbers:

Toll Free: 1-800-267-6316
Toll/International: 1-203-518-9783
Conference ID: SANUWAVE

OR click the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1692398&tp_key=e3cff43c54

A replay will be made available through November 29, 2024:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 11157276

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About SANUWAVE
SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA and Adjusted EBITDA have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE QUARTERS ENDED SEPTEMBER 30, 2024 AND 2023

(in thousands)	2024	2023

Revenue	$9,360	$4,953
Cost of Revenues	2,293	1,412

Gross Margin	7,067	3,541
Gross Margin %	75.5%	71.5%

Total operating expenses	5,114	4,072
Operating Income (Loss)	$1,953	$(531)

Total other expense	(22,610)	(23,169)

Net Income (Loss)	$(20,657)	$(23,700)

NON-GAAP ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Net Income/(Loss)	$(20,657)	$(23,700)	$(18,624)	$(44,042)
Non-GAAP Adjustments:
Interest expense	3,661	3,845	11,004	12,504
Depreciation and amortization	256	266	736	780
EBITDA	(16,740)	(19,589)	(6,884)	(30,758)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	18,849	19,325	17,633	29,943
Other non-cash or non-recurring charges:
Gain on extinguishment of debt	-	-	(5,205)	-
Severance agreement and legal settlement	-	-	585	-
Release of historical accrued expenses	-	-	(579)	(1,250)
Shares for services	-	-	-	224
License and option agreement	-	-	(2,500)	-
Prepaid legal fees expensed from termination of Merger Agreement	-	-	457	-
Adjusted EBITDA	$2,109	$(264)	$3,507	$(1,841)

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalent	$3,259	$1,797
Accounts receivable, net of allowance of $1,056 and $1,237, respectively	2,836	3,314
Inventory	3,431	2,951
Prepaid expenses and other current assets	378	1,722
Total Current Assets	9,904	9,784
Non-Current Assets:
Property, equipment and other, net	774	938
Intangible assets, net	3,906	4,434
Goodwill	7,260	7,260
Total Non-current Assets	11,940	12,632

Total Assets	$21,844	$22,416

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$24,426	$18,278
Convertible promissory notes payable	4,817	5,404
Convertible promissory notes payable, related parties	2,838	1,705
Asset-backed secured promissory notes payable	—	3,117
Asset-backed secured promissory notes, related parties	—	1,458
Promissory note payable, related party	500	-
Accounts payable	4,137	5,705
Accrued expenses	5,241	5,999
Factoring liabilities	1,938	1,490
Warrant liability	35,509	14,447
Accrued interest	643	5,444
Accrued interest, related parties	952	669
Current portion of contract liabilities	137	92
Other	375	947
Total Current Liabilities	81,513	64,755
Non-current Liabilities
Lease liabilities, less current portion	236	492
Contract liabilities, less current portion	358	347
Total Non-current Liabilities	594	839

Total Liabilities	$82,107	$65,594

STOCKHOLDERS’ DEFICIT
Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized; 3,150,062 and 3,041,492 issued and outstanding at September 30, 2024 and December 31, 2023, respectively *	3	3
Additional paid-in capital	178,397	176,979
Accumulated deficit	(238,673)	(220,049)
Accumulated other comprehensive income (loss)	10	(111)
Total Stockholders’ Deficit	(60,263)	(43,178)
Total Liabilities and Stockholders’ Deficit	$21,844	$22,416

* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$9,360	$4,953	$22,308	$13,404
Cost of Revenues	2,293	1,412	5,799	3,876

Gross Margin	7,067	3,541	16,509	9,528

Operating Expenses:
General and administrative	2,545	2,681	8,059	6,678
Selling and marketing	2,202	1,039	4,468	3,430
Research and development	161	165	519	436
Depreciation and amortization	206	187	568	563
Total Operating Expenses	5,114	4,072	13,614	11,107

Operating Income (Loss)	1,953	(531)	2,895	(1,579)

Other Income (Expense):
Interest expense	(3,315)	(2,907)	(9,948)	(10,125)
Interest expense, related party	(346)	(938)	(1,056)	(2,379)
Gain on extinguishment of debt	—	-	5,205	-
Change in fair value of derivative liabilities	(18,849)	(19,325)	(17,633)	(29,943)
Other expense	(106)	-	(893)	(16)
Other income	6	1	2,806	-
Total Other Expense	(22,610)	(23,169)	(21,519)	(42,463)

Net Loss	(20,657)	(23,700)	(18,624)	(44,042)

Other Comprehensive Loss
Foreign currency translation adjustments	—	7	121	(6)
Total Comprehensive Loss	$(20,657)	$(23,693)	$(18,503)	$(44,048)

Net Loss per share:
Basic and Diluted *	$(6.49)	$(9.95)	$(5.92)	$(24.15)
Weighted average shares outstanding:
Basic and Diluted *	3,185	2,381	3,146	1,823
* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(In thousands, except share data)
Three Months Ended September 30, 2024
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of June 30, 2024	3,150,062	$3	$178,397	$(218,016)	$10	$(39,606)
Net loss	-	-	-	(20,657)	-	(20,657)

Balances as of September 30, 2024	3,150,062	$3	$178,397	$(238,673)	$10	$(60,263)

Three Months Ended September 30, 2023
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of June 30, 2023	1,497,700	$2	$153,824	$(214,584)	$(80)	$(60,838)
Shares issued for settlement of debt	1,238,509	1	18,576	-	-	$18,577
Foreign currency translation adjustment	-	-	-	-	7	$7
Net loss	-	-	-	(23,700)	-	$(23,700)

Balances as of September 30, 2023	2,736,209	$3	$172,400	$(238,284)	$(73)	$(65,954)
* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024

Nine Months Ended September 30,
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2023	3,041,492	$3	$176,979	$(220,049)	$(111)	$(43,178)
Shares issued for settlement of warrants	14,440	-	6	-	-	6
Shares issued for settlement of debt	94,130	-	1,412	-	-	1,412
Foreign currency translation adjustment	-	-	-	-	121	121
Net loss	-	-	-	(18,624)	-	(18,624)

Balances as of September 30, 2024	3,150,062	$3	$178,397	$(238,673)	$10	$(60,263)

Nine Months Ended September 30, 2023
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2022	1,463,300	$1	$153,298	$(194,242)	$(67)	$(41,010)
Shares issued for services	34,400	1	526	-	-	527
Shares issued for settlement of debt	1,238,509	1	18,576	-	-	$18,577
Foreign currency translation adjustment	-	-	-	-	(6)	(6)
Net loss	-	-	-	(44,042)	-	(44,042)

Balances as of September 30, 2023	2,736,209	$3	$172,400	$(238,284)	$(73)	$(65,954)

* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Nine Months Ended September 30,
	2024	2023
Cash Flows - Operating Activities:
Net Loss	$(18,624)	$(44,042)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	736	780
Bad debt expense	16	547
Shares issued for services	-	224
Gain on extinguishment of debt	(5,205)	-
Change in fair value of derivative liabilities	17,633	29,943
Amortization of debt issuance costs and original issue discount	4,792	5,656
Accrued interest	2,749	5,529
Changes in operating assets and liabilities
Accounts receivable	66	253
Inventory	(480)	(844)
Prepaid expenses and other assets	225	(487)
Accounts payable	(1,013)	464
Accrued expenses	763	(1,326)
Contract liabilities	56	50
Net Cash Provided by (Used in) Operating Activities	1,714	(3,253)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	-	13
Purchase of property and equipment	(254)	(169)
Net Cash Flows Used in Investing Activities	(254)	(156)

Cash Flows - Financing Activities
Proceeds from convertible promissory notes	-	1,202
Payment of note payable	(2,175)	-
Proceeds from convertible notes payable	1,300	-
Proceeds from promissory note payable, related party	500	-
Proceeds from bridge notes advance	-	2,994
Proceeds (Payments) from factoring, net	449	(710)
Payments of principal on finance leases	(193)	(130)
Net Cash Flow (Used in) Provided by Financing Activities	(119)	3,356

Effect of Exchange Rates on Cash	121	(5)

Net Change in Cash During Period	1,462	(58)

Cash at Beginning of Period	1,797	1,153
Cash at End of Period	$3,259	$1,095

Supplemental Information:
Cash paid for interest	$3,189	$984
Non-cash Investing and Financing Activities:
Shares issued for settlement of debt	1,412	-

Write off deferred merger costs	1,226	-
Warrants issued in conjunction with convertible promissory notes	3,633	570
Conversion of convertible notes payable to common stock	-	18,577
Capitalize default interest into senior secured debt	3,850	-
Conversion of asset-based secured promissory notes to convertible promissory notes	4,584	-
Embedded conversion feature on convertible promissory notes payable	-	(520)
Common shares issued for advisory shares	-	302